As filed with the Securities and Exchange Commission on November 23, 2004
                                      An Exhibit List can be found on page II-4.
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             HESPERIA HOLDING, INC.
                 (Name of small business issuer in its charter)

    Nevada                                  2430                  88-04553327
(State or other Jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)

                                 9780 E. Avenue
                           Hesperia, California 92345
                                 (760) 244-8787
                   (Address and telephone number of principal
               executive offices and principal place of business)

                    Donald M. Shimp, Chief Executive Officer
                                 9780 E. Avenue
                           Hesperia, California 92345
                                 (760) 244-8787
            (Name, address and telephone number of agent for service)


                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)


                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================= ================= ==================== ===================== ==============
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of Each Class of Securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be Registered                      Registered(1)         Security               Price               Fee
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common stock, $.001 par value issuable upon                600,000             $0.41 (2)           $246,000             $31.17
conversion of the Convertible Notes
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common Stock, $.001 par value issuable upon exercise
of Warrants                                                461,000             $0.79 (3)           $364,190             $46.14
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Total                                                     1,061,000                                $610,190             $77.31

======================================================= ================= ==================== ===================== ==============

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 18, 2004, which was $0.41 per share.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $0.79.




     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus            Subject To Completion, Dated November 23, 2004

     The information in this prospectus is not complete and may be changed.

                             HESPERIA HOLDING, INC.
                               1,061,000 Shares of
                                  Common Stock

     This prospectus relates to the resale by the selling stockholders of up to 1,061,000 shares of our common stock, including up to 600,000 shares of common stock underlying convertible notes in a principal amount of $1,000,000 and up to 461,000 issuable upon the exercise of common stock purchase warrants. The convertible notes are convertible into our common stock at $0.71. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares. o We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants or options that may be exercised by the selling stockholders, if any. We will pay the expenses of registering these shares.

     Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "HSPR." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 18, 2004, was $0.45.



            Investing in these securities involves significant risks.
                     See "Risk Factors" beginning on page 3.



     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________, 2004.


The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Hesperia Holding, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

Our Business

     We are a manufacturer of custom-built floor and roof trusses. Trusses are rigid frameworks, made of wooden beams and metal brackets, designed to support specific structures, such as roofs or floors. Our operation is set up to design, manufacture and transport floor and roof trusses. We operate through our wholly-owned subsidiaries Hesperia Truss, Inc. and Pahrump Valley Truss, Inc.

     For the three months ended September 30, 2004, we generated revenues of $2,888,628 and had a net loss of $1,702,680. In addition, for the year ended December 31, 2003, we generated revenues of $8,141,656 and had a net loss of $677,462.

     Our principal offices are located at 9780 E. Avenue, Hesperia, California 92345, and our telephone number is (760) 244-8787. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders...................... Up to 1,061,000  shares, including the following:

                                                                   -  up to 600,000 shares of common
                                                                      stock  underlying  convertible
                                                                      notes in the principal  amount
                                                                      of $1,000,000 (includes a good
                                                                      faith  estimate  of the shares
                                                                      underlying     the    variable
                                                                      interest rate), and

                                                                  -   461,000 shares of common stock
                                                                      issuable  upon the exercise of
                                                                      common stock purchase warrants
                                                                      at an  exercise  price of $.79
                                                                      per share.

                                                                      This number  represents  5.36%
                                                                      of  our  current   outstanding
                                                                      stock.

Common stock to be outstanding after the offering.................    Up to 19,807,467 shares

Use  of   proceeds................................................    We  will   not   receive   any
                                                                      proceeds  from the sale of the
                                                                      common stock. However, we will
                                                                      receive  the sale price of any
                                                                      common  stock  we  sell to the
                                                                      selling    stockholder    upon
                                                                      exercise of the  warrants.  We
                                                                      expect  to  use  the  proceeds
                                                                      received  from the exercise of
                                                                      the  warrants,   if  any,  for
                                                                      general     working    capital
                                                                      purposes.

Over-The-Counter Bulletin Board Symbol............................    HSPR

     The above information regarding common stock to be outstanding after the offering is based on 18,746,467 shares of common stock outstanding as of
November 18, 2004 and assumes the subsequent conversion of our issued convertible notes and exercise of warrants by our selling stockholders.

     To obtain funding for our ongoing operations, we entered into a Security Agreement with Laurus Master Fund, Ltd. on October 8, 2004 for the sale of (i) a $1,000,000 principal amount convertible Secured Revolving Note, (ii) a $500,000 principal amount convertible minimum borrowing note, and (iii) warrants to purchase 461,000 shares of common stock.

     Each of the convertible notes accrues interest at a rate per annum equal to the greater of

     -    the  prime  rate  published  in The Wall  Street  Journal  plus 3%; or
                                          -------------------------
     -    7%.

     subject to possible downward adjustment if:

     - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and
     - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for the five trading days immediately preceding an interest payment date (the "Market Price") under such convertible notes exceeds the then applicable fixed conversion price by 25%, in which event the interest rate for the succeeding calendar month shall automatically be reduced by 2.0% for each incremental 25% increase in the Market Price of our common stock above the then applicable fixed conversion price. Each of the convertible notes has a maturity date of October 8, 2007.

     The Secured Revolving Note is a revolving note with funding available based upon eligible accounts receivable. All of our accounts receivable will be applied to paying off the $1,000,000 note, and we will be allowed to borrow 90% of eligible accounts receivable, up to the $1,000,000 at any time. In addition, pursuant to the $500,000 minimum borrowing note, we agreed not allow the amount borrowed and outstanding to Laurus Master Fund to be less than $500,000 during the next two years.

     The outstanding principal and accrued interest under the convertible Secured Revolving Note and Minimum Borrowing notes are convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.71 per share. The Minimum Borrowing Note may be prepaid by us in cash by paying to the holder 130% of the principal and related accrued and unpaid interest thereon being prepaid.

     Laurus Master Fund has contractually agreed to restrict its ability to convert or exercise its warrant and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible notes.

Explanatory note: On October 8, 2004, we entered into a security agreement with Laurus Master Fund, Inc. Any issuance of shares of common stock pursuant to these agreements that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us obtaining shareholder approval to increase our authorized shares of common stock from 20,000,000 to 100,000,000 and filing the Certificate of Amendment to our Articles of Incorporation. We filed a preliminary information statement with the Securities and Exchange Commission on October 27, 2004, stating that a majority of the shareholders of our company have authorized the increase in our authorized shares of common stock on October 22, 2004. We intend on filing the Certificate of Amendment to our Articles of Incorporation within 20 days after the mailing and filing of the definitive information statement. We intend on filing the Certificate of Amendment to our Certificate of Incorporation within 20 days after the mailing and filing of the definitive information statement. We are registering 1,061,000 shares of common stock pursuant to this prospectus that are underlying the convertible notes and warrants issued in connection with the security agreement. Upon filing the certificate of amendment, we will amend this prospectus to include additional shares of common stock that are issuable pursuant to this agreement.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

     We incurred a net loss of $677,462 for the year ended December 31, 2003. For the three and nine months ended September 30, 2004, we incurred net losses of $1,702,680 and $2,489,436, respectively. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

     We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $900,000 to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

If We Are Unable to Retain the Services of Messrs. Shimp, Presgraves or Chaussy, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

     Our success depends to a significant extent upon the continued service of Mr. Donald Shimp, our Chief Executive Officer and President, Mr. Mark
Presgraves, our Secretary and Treasurer and Mr. Steve Chaussy, our Chief Financial Officer. Loss of the services of Messrs. Shimp, Presgraves or Chaussy could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Shimp, Presgraves or Chaussy. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

The Supply and Demand for Lumber Could Fluctuate, Resulting in Higher Operating Costs, Which Could Have a Material Adverse Impact on our Financial Condition

     Truss prices are closely related to the market price of lumber, the principal raw material used in the manufacture of wooden trusses. If lumber prices increase sharply, we may not be able to pass this increase on to our customers. We attempt to index the sales price of our trusses based on our lumber costs, although we have not always been able to do so.

     The price of lumber has been volatile in recent years due to factors beyond our control, including:

     o    weather and other natural events;
     o    governmental regulation of logging on public lands;
     o    lumber agreements between Canada and the U.S.; and
     o competition from other industries that use similar grades and types of lumber.

     Although we typically buy our lumber in the open market, we purchased approximately 86% of our lumber from 6 suppliers in fiscal 2003. However, we might be unable to purchase adequate lumber supplies to meet its needs. To the extent we encounter adverse lumber prices or are unable to procure adequate supplies of lumber, our financial condition and results of operations could be materially adversely affected.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

     The truss manufacturing industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

     We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

Our Principal Stockholders, Officers And Directors Will Own a Controlling Interest in Our Voting Stock And Investors Will Not Have Any Voice in Our Management.

     Upon completion of this offering our officers and directors will, in the aggregate, beneficially own approximately 60.6% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

     o    election of our board of directors;
     o    removal of any of our directors;
     o    amendment of our certificate of incorporation or bylaws; and
     o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

     As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Convertible Notes and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

     As of November 18, 2004, we had 18,746,467 shares of common stock issued and outstanding and convertible notes outstanding, excluding interest, which may be converted into 1,408,451 shares of common stock, and outstanding warrants to purchase 461,000 shares of common stock. In addition, under the terms of our Revolving Note with Laurus Master Fund, additional shares of common stock may be issued pursuant to the convertible notes for drawdowns based on accounts receivable. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

     The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our  common  stock is quoted on the OTC  Bulletin  Board  under the  symbol
"HSPR".

     For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                     High($)           Low ($)
                                     -------           -------

  2003
  Fourth Quarter (1)                   1.25             0.50

  2004
  First Quarter                        1.50             0.55
  Second Quarter                       1.20             0.35
  Third Quarter                        1.01             0.35
  Fourth Quarter (2)                   0.85             0.35

(1) Our stock first traded on December 12, 2003.
(2) As of November 18, 2004.

HOLDERS

     As of November 18, 2004, we had approximately 88 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.


Dividend Policy

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

     We are a holding company for our subsidiary, Hesperia Truss, Inc., a prefabricated wood truss manufacturer.

     As a result of the "blank check" status of Saveyoutime.com, Inc., and the insignificance of Saveyoutime financials, the financial statements presented for the period from January 1, 2003 through April 10, 2003 and for the year ending December 31, 2002 are of Hesperia Holding Corp. As a result of: the lack of operations of Hesperia Holding, the presentation of financial information is primarily of Hesperia Truss, as all operations are being conducted through Hesperia Truss.

Critical Accounting Policies

     The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

     o    stock-based compensation; and

     o    revenue recognition.

Stock-Based Compensation

     In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

     We elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25,

"Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

Revenue Recognition

     For revenue from product sales, we recognize revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on our judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. We defer any revenue for which the product has not been delivered or is subject to refund until such time that the customer and we jointly determine that the product has been delivered or no refund will be required. Payments received in advance are deferred until the trusses are built and shipped to customers.

RESULTS OF OPERATIONS

Results of Operations for the Three and Nine Months Ended September 30, 2004 and June 30, 2003.

                                   Three Months Ended      Three Months       Nine Months Ended      Nine Months Ended
                                   September 30, 2004    Ended September     September 30, 2004      September 30, 2003
                                    30, 2003
                                  --------------------- ------------------- ---------------------- -----------------------
 Revenues                         $         2,888,628   $       1,898,274   $          8,256,414   $           5,957,596
                                  --------------------- ------------------- ---------------------- -----------------------

 Cost of Goods Sold                        (1,960,309)         (2,007,762)            (6,466,305)             (4,966,421)

          Operating Expenses               (2,620,593)           (449,821)            (4,260,364)             (1,565,978)
 Interest    Forgiveness    from
 Stockholder                                        -                   -                      -                  31,224
 Other Income (Expense)                       (10,406)            (23,566)               (19,181)                (42,644)
                                  --------------------- ------------------- ---------------------- -----------------------
 Net Income (Loss)                $        (1,702,680)  $        (582,875)  $         (2,489,436)  $            (586,223)
                                  ===================== =================== ====================== =======================

Revenues

                                                     Three Months        Three Months
                                                    Ended September     Ended September      Increase/(decrease)
                                                        30, 2004           30, 2003
                                                                                          $                     %
-------------------------------------------------- ------------------- ------------------ --------------- -----------
For the three months ended September 30:
     Revenue                                         $ 2,888,628        $ 1,898,274       $  990,354        52.2%

     Revenues for the three months ended September 30, 2004 were $2,888,628 compared to revenues of $1,898,274 in the three months ended September 30, 2003. This resulted in an increase in revenues of $990,354, or 52.2%, from $1,898,274 in the same period one year ago. The increase in revenues was due to increased market activity with home building coupled with price increases due to higher material costs. In addition, we established a second production yard in Pahrump, Nevada in May, 2004, adding a full quarter of production adding to the overall revenue base.

                                                      Nine Months          Nine Months
                                                    Ended September      Ended September       Increase/(decrease)
                                                       30, 2004             30, 2003
                                                                                          $                     %
-------------------------------------------------- ------------------- ------------------ --------------- -----------
For the nine months ended September 30:
     Revenue                                         $ 8,256,414        $ 5,957,596       $2,298,818        38.6%

     Revenues for the nine months ended September 30, 2004 were $8,256,414 compared to revenues of $5,957,596 in the nine months ended September 30, 2003. This resulted in an increase in revenues of $2,298,818, or 38.6%, from $5,957,596 in the same period one year ago. Revenues have increased due to expansion of business volume and increase in production with the added facility in Nevada coupled with general overall price increases on construction materials.

Cost of goods sold/Gross profit percentage of revenue

                                                      Three Months        Three Months
                                                     Ended September     Ended September      Increase/(decrease)
                                                        30, 2004           30, 2003
                                                                                          $                      %
-------------------------------------------------- ------------------- ------------------ --------------- -----------
For the three months ended September 30:
                               Cost of goods sold    $ 1,960,309        $ 2,007,762       $  (47,453)        (2.4%)
                                                   ------------------- ------------------ --------------- -----------

     Gross profit % of revenue                                    32%             (5.5%)
                                                   ------------------- ------------------

     Cost of goods sold for the three months ended September 30, 2004 was $1,960,309, a decrease of $47,453, or 2.4%, from $2,007,762 for the three months ended September 30, 2003. The decrease in the cost of goods sold is due primarily from improved cost containment methods in relationship to each unit sales.

     Gross profit as a percentage of revenue increased from a negative 5.5% for the three months ended September 30, 2003 to 32% for the three months ended September 30, 2004. The increase in gross profit margin is the resulting effect of an improved pricing model coupled with reduction in non profitable sales activity.

                                                    Nine Months      Nine Months
                                                  Ended September   Ended September       Increase/(decrease)
                                                     30, 2004          30, 2003
                                                                                          $                      %
-------------------------------------------------- ------------------- ------------------ --------------- -----------
For the nine months ended September 30:
                             Cost of goods sold      $ 6,466,305        $ 4,966,421       $ 1,499,884        30.2%
                                                   ------------------- ------------------ --------------- -----------

     Gross profit % of revenue                              27.7%            16.6%
                                                   ------------------- ------------------

     Cost of goods sold for the nine months ended September 30, 2004 was $6,466,305, an increase of $1,499,884, or 30.2%, from $4,966,421 for the nine months ended September 30, 2003. The increase in the cost of goods sold is due primarily from a 38.6% increase in the corresponding sales as compared to prior year combined with improved material and labor cost pricing models.

     Gross profit as a percentage of revenue increased from 16.6% for the nine months ended September 30, 2003 to 27.7% for the nine months ended September 30, 2004. The improvement in gross profit margin was due to improved cost/pricing model combined with a reduction in non profitable sales activity.

Selling, General and Administrative expenses

                                                   Three Months       Three Months
                                                  Ended September    Ended September          Increase/(decrease)
                                                     30, 2004           30, 2003
                                                                                          $                      %
-------------------------------------------------- ------------------- ------------------ --------------- -----------
For the three months ended September 30:
   Selling, General & Administrative
expenses                                             $  2,594,675       $   437,857       $ 2,156,818       492.6%

     General and administrative expenses were $2,594,675 for the three months ended September 30, 2004 versus $437,857 for the three months ended September 30, 2003, which resulted in an increase of $2,156,818 or 492.6%. For the three months ended September 30, 2004, we paid stock based compensation to employees, consulting and legal services totaling $1,772,348. In addition, we incurred additional costs associated with an additional production yard and the increase in support personnel for the quarter ended September 30, 2004.

                                                    Nine Months      Nine Months
                                                  Ended September   Ended September       Increase/(decrease)
                                                     30, 2004          30, 2003
                                                                                          $                       %
-------------------------------------------------- ------------------- ------------------ --------------- -----------
For the nine months ended September 30:
   Selling, General & Administrative
expenses                                            $  4,193,508       $  1,514,848       $  2,678,660       176.8%

     General and administrative expenses were $4,193,508 for the nine months ended September 30, 2004 versus $1,514,848 for the nine months ended September 30, 2003, which resulted in an increase of $2,678,660 or 176.8%. The increase in selling and administrative expenses was primarily due to the increase in our adding additional operational and administrative personnel, legal and other professional assistance incurred in 2004. Stock based compensation paid to consultants and professionals reflective in the Selling, General & Administrative expense for the nine months ended September 30, 2004 amounted to $2,045,223 verses $264,000 in the comparable period in 2003.

Net Loss

                                                    Nine Months      Nine Months
                                                  Ended September   Ended September       Increase/(decrease)
                                                     30, 2004          30, 2003
                                                                                          $                       %
-------------------------------------------------- ------------------- ------------------ --------------- -----------
For the three months ended September 30:
     Net loss                                       $ (1,702,680)      $   (582,875)      $ (1,119,805)      192.1%

     The net loss for the three months ended September 30, 2004 was $1,702,680, versus a net loss of $582,875 for the three months ended September 30, 2003, a change in net loss of $1,119,805 or 192.1%.A significant part of the increase in the net loss over the comparable period last year was due to stock based compensation paid to consultants, employees and legal services totally $1,772,348. Without the stock based compensation discussed above, we would have reflected a net profit of $69,668 as compared to a net loss of $582,875 in 2003.

                                                    Nine Months      Nine Months
                                                  Ended September   Ended September       Increase/(decrease)
                                                     30, 2004          30, 2003
                                                                                          $                       %
-------------------------------------------------- ------------------- ------------------ --------------- -----------
For the nine months ended September 30:
     Net loss                                       $ (2,489,436)      $   (586,223)      $ (1,903,213)      324.7%

     The net loss for the nine months ended September 30, 2004 was $2,489,436, versus a net loss of $586,223 for the nine months ended September 30, 2003, a change in net loss of $1,903,213. The significant part of the net loss was due primarily to an increase in stock based compensation issued to consultants, employees and legal services totally $2,045,223 or an increase of $1,781,223 over the comparable period in 2003. In addition, we added additional support staff in 2004 over 2003 to assist with our growth objectives.

Results of Operations for the Years Ended December 31, 2003 and 2002 Compared.

                                Year Ended December 31, 2003             Year Ended December 31, 2002

Revenues                                 $         8,141,656                        $       6,488,950
                                                   6,755,636                                5,157,841
Cost of Goods Sold
                                                   2,052,047                                1,163,755
Operating Expenses
                                                      11,435                                    4,127
                                                      ------                                    -----
Other Expense
                                         $          (677,462)                       $         163,227
Net Income (Loss)

Revenue

                                                                                Increase/(decrease)
For the year ended December 31:             2003              2002             $                %

Revenue                                     $ 8,141,656       $ 6,488,950      $ 1,652,706    25%

     Revenues for the year ended December 31, 2003 were $8,141,656 compared to revenues of $6,488,950 in the year ended December 31, 2002. This resulted in an increase in revenues of $1,652,706, or 25%, from $6,488,950 in the same period one year ago. The increase in revenues was due to increased market activity with the growth from in the tract home building market.

Cost of goods sold/Gross profit percentage of revenue

                                                                                Increase/(decrease)
For the year ended December 31:             2003              2002             $                %

Cost of goods sold                          $ 6,755,636       $ 5,157,841      $ 1,597,795    31%
Gross profit % of revenue                          17%               21%

     Cost of goods sold for the year ended December 31, 2003 was $6,755,636, an increase of $1,597,795, or 31%, from $5,157,841 for the same period ended December 31, 2002. The increase in cost of goods sold was primarily due to the increase in revenues and sales in the tract home building market coupled with a significant increase in truss manufacturing materials.

     Gross profit as a percentage of revenue decreased from 21% for year ended December 31, 2002 to 17% for the year ended December 31, 2003. The reduction in gross profit margin was due to a higher workers compensation insurance costs and a significant increase in material costs.

Selling, General and Administrative expenses

                                                                                Increase/(decrease)
For the year ended December 31:             2003              2002             $                %
Selling, General & Administrative expenses  $ 1,987,069       $ 1,122,916      $ 864,153      77%

     General and administrative expenses were $1,987,069 for the year ended December 31, 2003 versus $1,122,916 for the year ended December 31, 2002, which resulted in an increase of $864,153 or 77%. The increase in selling and administrative expenses was primarily due to the increase in our adding additional operational and administrative personnel, legal and other professional assistance. We issued $264,000 in equity for services in entering the publicly traded market.

Net Income (Loss)

                                                                                Increase/(decrease)
For the year ended December 31:             2003              2002             $                 %
Net Income (loss)                           $ (677,462)       $ 163,227        $ (840,689)   (515%)

     The net loss for the year ended December 31, 2003 was $677,462, versus a net income of $163,227 for the year ended December 31, 2002, a change in net loss of $840,689 or 515%. The substantial increase in the net loss was primarily due to the substantial increase in Selling, General and Administrative expenses.

Liquidity and Capital Resources

     The following table summarizes total assets, accumulated deficit and stockholders' equity.


                                      September 30, 2004      December 31, 2003
                                      ------------------      -----------------
Total Assets                          $        1,223,612      $         676,619
                                      ==================      =================

Accumulated Deficit                   $       (3,749,370)     $      (1,259,934)
                                      ==================      =================

Stockholders' Equity (Deficit)        $       (1,058,821)     $        (679,608)
                                      ==================      =================

     While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. As of September 30, 2004, we had current assets of $ 917,579 and current liabilities of $ 1,970,234, which resulted in a working capital deficit of $ 1,052,655. As a result of our net loss of $ 2,489,436, adjusted principally for an increase in stock based compensation of $2,045,223, accounts payable increase of $ 355,151 and deferred revenues of 106,521, our cash flow deficit from operations was $ 363,216 during the nine months ended September 30, 2004. We used $ 199,824 of cash to acquire new property and equipment during the period. We repaid $89,806 of previously incurred debt to one of our former shareholders and term notes during the nine months ended September 30, 2004. We met our cash requirements during the period through the receipt of $322,728 of advances and proceeds from notes payable to our officers and principal shareholders.

     By adjusting our operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

     The effect of inflation on our revenues and operating results was not significant. Our operations are located in California and Nevada and there are no seasonal aspects that would have a material effect on our financial condition or results of operations.

     On August 2, 2004 we announced the completion of an asset-based credit line for $1,000,000 with Mercantile Capital, LP. We intended to utilize the credit line for working capital purposes to sustain our annual growth rate we have averaged over the past 2 years.

     To obtain funding for our ongoing operations, we entered into a Security Agreement with Laurus Master Fund, Ltd. on October 8, 2004 for the sale of (i) a $1,000,000 principal amount convertible Secured Revolving Note, (ii) a $500,000 principal amount convertible minimum borrowing note, and (iii) warrants to purchase 461,000 shares of common stock. Upon execution of the Security Agreement with Laurus Master Fund, we paid off and closed the asset-based credit line with Mercantile Capital, LP.

          Each of the convertible notes accrues interest at a rate per annum equal to the greater of

          -    the prime rate  published in The Wall Street  Journal plus 3%; or

          -    7%.

          subject to possible downward adjustment if:

          - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and
          - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for the five trading days immediately preceding an interest payment date (the "Market Price") under such convertible notes exceeds the then applicable fixed conversion price by 25%, in which event the interest rate for the succeeding calendar month shall automatically be reduced by 2.0% for each incremental 25% increase in the Market Price of our common stock above the then applicable fixed conversion price. Each of the convertible notes has a maturity date of October 8, 2007.

     The Secured Revolving Note is a revolving note with funding available based upon eligible accounts receivable. All of our accounts receivable will be applied to paying off the $1,000,000 note, and we will be allowed to borrow 90% of eligible accounts receivable, up to the $1,000,000 at any time. In addition, pursuant to the $500,000 minimum borrowing note, we agreed not allow the amount borrowed and outstanding to Laurus Master Fund to be less than $500,000 during the next two years.

     The outstanding principal and accrued interest under the convertible Secured Revolving Note and Minimum Borrowing notes are convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.71 per share. The Minimum Borrowing Note may be prepaid by us in cash by paying to the holder 130% of the principal and related accrued and unpaid interest thereon being prepaid.

     Laurus Master Fund has contractually agreed to restrict its ability to convert or exercise its warrant and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     Our obligations under the Security Agreement and the Notes are secured by a pledge by us of shares representing 100% of the share capital of our wholly-owned subsidiaries Hesperia Truss, Inc. and Pahrump Valley Truss, Inc., a guaranty of such obligations by each of our subsidiaries, and the grant of a security interest by each of our subsidiaries in their respective assets.

     Laurus Master Fund shall not be entitled to be issued shares of common stock in repayment of any portion of the Notes or upon exercise of either of the Warrants if and to the extent such issuance would result in Laurus Master Fund and its affiliates beneficially owning more than 4.99% of the issued and outstanding common stock upon such issuance, unless Laurus Master Fund shall have provided at least 75 days prior written notice to us of its revocation of such restriction.

     Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

     130% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes.

     The warrants are exercisable until seven years from the date of the Security Agreement at a purchase price of $0.79 per share. Laurus Master Fund is entitled to exercise the warrants on a cashless basis.

                                    BUSINESS

Background

     Hesperia Holding, Inc. (formerly Saveyoutime.com, Inc.) entered into a merger agreement dated January 20, 2003 with Hesperia Holding Corp., a California corporation. Pursuant to the terms of the Merger Agreement, Hesperia Holding Corp. merged with and into Hesperia Holding, Inc. on April 10, 2003.

     The Merger was consummated on April 10, 2003, at which time a Certificate of Merger was filed in the State of Nevada and State of California. Under the terms of the Merger, we issued 10,415,845 shares of our common stock to the stockholders of Hesperia Holding Corp. in exchange for 100% of the issued and outstanding common stock of Hesperia Holding Corp. Our then sole stockholder retained 50,000 shares of common stock and cancelled 6,454,370 shares resulting in 10,465,845 shares being issued and outstanding.

     Hesperia Holding Corp. was formed in July 2002, as a California corporation, and was a holding company for its subsidiary, Hesperia Truss, Inc., which was formed in 1996. Hesperia Truss, a prefabricated wood truss manufacturer, provides custom designed wood trusses to the residential construction market.

Products and Services

     Floor Trusses. Floor trusses are used for multi-story structures, and as such are used as substitutes for floor joints. We specialize in producing floor trusses for all size projects - up to 30 feet long and 28 inches deep. While floor trusses are more cost-effective for most projects than other engineered joists, each truss is custom designed to fit its respective project to specifications. The floor trusses are open web, providing space for plumbing, electrical and ductwork.

     Roof Trusses. Roof trusses are used for both single-story and multi-story structures.

     Both floor and roof trusses are more cost-effective than conventional floor and roof framing. Wood trusses enable ease of handling and work, and have also become standard within the construction industry.

Operations

     Our operation is set up to design, manufacture and transport floor and roof trusses. The following describes the process in which we receive orders, develop plans, manufacture and ship our goods:

     1. Receive Bid Proposal - We have a dedicated salesperson continually soliciting new business from general, residential, custom and tract, as well as commercial contractors. The salesperson calls on previous customers as well as on new contractors located through the Yellow Pages and referrals. He then receives bid proposals, which are given to the engineering / bid department.

     2. Accurately Develop Bid - We generally structure our bids based on the cost of lumber and the expected complexity of the manufacturing process. The engineering/drafting department receives design plans from the contractor and then gauges the amount of lumber needed to manufacture the necessary trusses. The bid proposal takes approximately one day to develop.

     3. Prepare Design Schematics - We develop truss layouts using architectural blueprints supplied by contractors, building owners or framers. We use Mitek software to design the truss layout. The software then produces tangible blueprints used to manufacture the trusses in the yard. It takes approximately one day to prepare the design schematics.

     4. Manufacture Trusses - Once the cutting/production department receives the blueprints it cuts the wood to the specifications on the design blueprints. The cut pieces of lumber are then brought to the production area where builders fit the different wood pieces together with metal connectors. To completely fasten the different components, the entire truss is fed through a roller machine, which presses all the metal bindings firmly to the wood. The finished trusses are then held until delivery. The number and size of orders determines the length of time to fulfill any particular contract.

     5. Distribution of Trusses to Customer - All the trusses are loaded on a delivery truck and shipped to the building site.

Suppliers

We are serviced by a diverse supplier base. We have ready access to alternate suppliers for each product type. The following table lists our major suppliers:

Supplier                              Product Service                         Length of Relationship           % of Annual Purchase
-------------                         --------------------------              ----------------------           --------------------
Burns Lumber                          Lumber                                  7 Years                          14%
Valley Lumber                         Lumber                                  3 Years                           5%
Garard Lumber                         Lumber                                  7 Years                           4%
Mitek                                 Engineering & Metal Plates              2 Years                           6%

Additionally, we utilize the following suppliers:

Hesperia Wholesale Lumber
Universal Forest Products
Washington Pacific
Weyerhaeuser
Seemac, Inc.

Markets and Customers

We primarily cater to general contractors. Contractors tend to prefer using trusses because they provide a stable roof structure, and are easy to use, install and adjust to specifications. The following table outlines our primary markets and the products we provide to each market.

             Market                             Product Service
             -------------------                ---------------
             General Contractors                Trusses
             Framing Contractors                Trusses
             Owner Builders                     Trusses
             Resale Distributors                Trusses


     General Contractors - HTI sells the majority of its trusses to general contractors of custom and track residential homes as well as commercial building contractors.

     Framing Contractors - Framing contractors are the second largest revenue generating market for HTI. These contractors focus only on trusses. They are subcontracted by general contractors to install only trusses for buildings.

     Owner Builders - Owner builders represent 10% of HTI's revenue. These customers are individual building owners who need to redo their roof and roof structures. They come to Hesperia with specific blueprints and HTI manufactures trusses to their specifications.

     Resale Distributors - Resale distributors represent the smallest market in which HTI caters. Resale distributors are large businesses that purchase prefabricated trusses from HTI for resale.

Geographic Region

We provide our trusses to the California, Southern Nevada and Arizona regions.

Customers

We have conducted a majority of our business with repeat customers. Our significant customers are indicated below:

Customer                                      Market                                                   Length of Relationship
--------------------------                    ---------------------------------                        ----------------------
Classic Homes                                 Custom Residential                                       10 Years
Hillcrest Framing Inc.                        Residential Tract                                         8 Years
Redrock Builders                              Custom Commercial and Residential                         8 Years
Howard Roberts Development                    Residential Tract                                         5 Years
Nichols Lumber                                Residential Retail                                        6 Years
O'Conner Development                          Custom residential                                       10 Years
Sunbelt Construction                          Custom and Tract Residential                              6 Years

Sales and Marketing

We do not actively market our products; rather, we rely on word-of-mouth referrals and we employ an inside sales person dedicated to developing new business.. The majority of bid proposals are received through referrals. Our inside salesperson contacts contractors through industry contacts and the phone book, as well as referrals from other contractors.

Direct Selling

Since our inception, we have established extensive personal contacts in the construction industry. We consider any individual who has direct contact with a customer via personal, phone, letter or any other mode of contact, as a salesperson. We train our employees as though they are salespeople, teaching them to always portray themselves as our representatives.

Industry Outlook/Competition

Construction Industry Structural Factors

     The construction industry is cyclical, since it provides what is essentially a capital asset. Demand for both residential and nonresidential construction is affected by interest rates as well as the overall level of economic activity. The relative contribution of residential and nonresidential construction also varies over the business cycle. Barriers to entry in the industry are moderate. There are many self-employed individuals in the industry workforce, and the number of firms shows significant response to expansions and contractions in construction industry demand.

Inland Empire Outlook

     The Inland Empire, usually defined as Riverside and San Bernardino Counties, is one of California's largest economies. If it were a state, its $60 billion in total personal income would rank 32nd, just behind Kansas. The Inland Empire has considerably more open space for new housing (the principle reason for its population growth) and industrial expansion.

     The Inland Empire sustains over 1,000,000 jobs. This accounts for 14% of all jobs in Southern California per CA Employment Development Department. The Inland Empire, as a whole, recorded very healthy residential and nonresidential construction growth - with a 30.87% increase in new building permits from September, 2003 to 2004 per the US Census Bureau. In addition, our second market area, Nye County, Nevada was ranked second in July, 2004 by the National Association of Home Builders with a 36.5 percent growth rate for active adult home contruction. To some extent this growth represents a spillover effect of strong employment expansion in neighboring areas such as Orange and San Diego counties in California and Clark County, Nevada.

Industry Growth

     In 2000 the construction growth rate was 11%. The projected construction growth rate between 2001 and 2004 is 1.1% annually, just below the GDP's 2% growth. A key factor affecting the growth rate for the next five years is interest rate activity. Overall forecasts for future interest rates assume only modest inflation, which have and may continue to lead to lower interest rates and a fairly good macroeconomic climate for construction.

                                    EMPLOYEES

     We currently have 115 full time employees. Our employees are primarily at the production level followed by sales and design, administration and executive positions Currently, there exists no organized labor agreements or union agreements between us and our employees. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES

     We maintain our principal office at 9780E Avenue, Hesperia, California 92345. Our telephone number at that office is (760) 244-8787 and our facsimile number is (760) 244-2215. We lease 3,900 square feet of office space at our principal office. The monthly rent is $2,000. In addition, we also lease manufacturing fields in Pahrump, Nevada at a monthly rent of $4,500. We lease the Hesperia, California property on a month-to-month basis from our principal shareholders. The manufacturing field in Pahrump, Nevada is a two year lease agreement expiring March 31,2006 with an option to renew for an additional two years. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                                Age              Position
---------------                     ---              -----------------------------------------------
Donald Shimp                        47               Chief Executive Officer, President and Director
Mark Presgraves                     43               Secretary, Treasurer and Director
Steve Chaussy                       50               Chief Financial Officer
Fred Smith                          42               Director

     Directors   are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

     Currently, our Directors are not compensated for their services. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

     DONALD SHIMP. Mr. Shimp has been our Chief Executive Officer, President, and Director since April 2003, and has been an officer and director of Hesperia Truss, our wholly-owned subsidiary, since 1996. Prior to being a co-founder of Hesperia Truss, Mr. Shimp worked for Brown and Honeycutt in the truss manufacturing business.

     MARK PRESGRAVES. Mr. Presgraves has been our Secretary, Treasurer and Director since April 2003, and has been an officer and director of Hesperia Truss, our wholly-owned subsidiary, since 1996. Prior to being a co-founder of Hesperia Truss, Mr. Presgraves worked for Brown and Honeycutt in the truss manufacturing business.

     STEVE CHAUSSY, CPA, CFO. Mr. Chaussy has been our Chief Financial Officer since June, 2003. From January of 2003 through June of that year, Mr. Chaussy held the position of CPA for Russell, Bedford, Stefanou, Mirchandani, LLC, an accounting firm based in McLean, Virginia. From April of 2000 through December of 2002, Mr. Chaussy was an international business consultant for Largo Vista Group, Inc. Previously, from October of 1994 thorough June of 2003, he served as CFO for Luberski, Inc. in Fullerton, California. Mr. Chaussy graduated from Virginia Polytechnic Institute and State University with a Bachelor of Science in 1977. He is a licensed CPA in Virginia (1978) as well as in California
(2003).

     FRED SMITH. Mr. Smith has been one of our Directors since April 2003 and has worked for Hesperia Truss as a director since 2000 and Vice President of Investor Relations since 1999. Prior to working for us and Hesperia Truss, Mr. Smith worked as an independent stock broker.

Audit Committee

     We do not have an Audit Committee, our board of directors during 2003, performed some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

Nominating Committee

     We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee at this time, however, our Board of Directors intend to continually evaluate the need for a Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000:

                                                           SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Donald Shimp              2003    116,000          0            0            -            -            -             -
  President & CEO         2002    104,000          0            0            -            -            -             -
                          2001    119,500          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Mark Presgraves           2003    116,000          0            0            -            -            -             -
  Secretary and           2002    104,000          0            0            -            -            -             -
  Treasurer               2001    119,500          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

Stock Option Plans

         None.

Option/SAR Grants in Last Fiscal Year

         None.

Employment Agreements

         None.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Facilities

     Our wholly-owned subsidiary Hesperia Truss, Inc., occupies a 3,900 square-foot building and warehouse on five acres in Hesperia, California. The building and land are owned by two of our directors and stockholders, Mark
Presgraves and Donald Shimp. We rent the facility and surrounding land for $24,000 per year.

Loans Payable/Receivable

     We have outstanding  loans payable to Donald Shimp,  Mark Presgraves,  Fred
Smith and Steve Chaussy; our current President, Secretary and Treasurer, Vice President of Investor Relations and Chief Financial Officer, respectively, in the amount of $532,680 as of September 30, 2004.

     During the year ended December 31, 2003, our principal stockholders paid office expenses on our behalf in a total amount of $73,637. We have accounted for the expenses paid by stockholders as additional paid-in capital. Two of our principal stockholders also legally released our obligation for $31,224 and $75,807 of accrued interest due to the stockholders during the year ended December 31, 2003 and 2002, respectively. We have accounted for the interest forgiveness as other income as shown in the accompanying financial statements.

     We maintain our principal office at 9780 E Avenue, Hesperia, California 92345. We lease 3,900 square feet of office space at our principal office. The monthly rent is $2,000. We lease the facility on a month-to-month basis from our principal shareholders. o We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of November 5, 2004:

     o by each person who is known by us to beneficially own more than 5% of our common stock;
     o    by each of our officers and directors; and
     o    by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------

Donald Shimp                    Common Stock          4,412,000           23.64%        22.27%
9780 E. Avenue
Hesperia, CA 92345

Mark Presgraves                 Common Stock          4,484,000           23.92%        22.64%
9780 E. Avenue
Hesperia, CA 92345

Fred Smith                      Common Stock          1,600,672            8.54%         8.08%
9780 E. Avenue
Hesperia, CA 92345

Steve Chaussy                   Common Stock          1,500,500            8.00%         7.57%
9780 E. Avenue
Hesperia, CA 92345

All Officers and Directors      Common Stock         11,997,172           63.99%        60.57%
As a Group (4 persons)

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 25, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 18,746,467 shares issued and outstanding on November 18, 2004.

(3) Percentage based on 19,807,467 shares of common stock outstanding.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue up to 20,000,000 shares of common stock, par value $.001. As of November 18, 2004, there were 18,746,467 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We have engaged Pacific Stock Transfer Company, located in Las Vegas, Nevada, as independent transfer agent or registrar.

PREFERRED STOCK

     We are authorized to issue up to 5,000,000 shares of Preferred Stock, par value $.001. As of November 5, 2004, there were 200,000 shares of preferred stock issued and outstanding. On August 26, 2004, we sold 200,000 shares of preferred stock to one investor for $80,000. The shares of preferred stock are convertible into shares of our common stock on an 1:1 basis. In addition, the preferred stock is entitled to a dividend of $0.024 per share, payable quarterly. In addition, in the event of liquidation, the preferred stock is entitled to a liquidation preference of $0.44 per share.

OPTIONS

     There are currently no options outstanding.

WARRANTS

     In connection with a Security Agreement dated October 8, 2004, we have issued 461,000 warrants to purchase shares of common stock. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.79 per share.

CONVERTIBLE SECURITIES

     To obtain funding for our ongoing operations, we entered into a Security Agreement with Laurus Master Fund, Ltd. on October 8, 2004 for the sale of (i) a $1,000,000 principal amount convertible Secured Revolving Note, (ii) a $500,000 principal amount convertible minimum borrowing note, and (iii) warrants to purchase 461,000 shares of common stock.

     Each of the convertible notes accrues interest at a rate per annum equal to the greater of

     -    the prime rate published in The Wall Street Journal plus 3%; or

     -    7%.

     subject to possible downward adjustment if:

     - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and
     - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for the five trading days immediately preceding an interest payment date (the "Market Price") under such convertible notes exceeds the then applicable fixed conversion price by 25%, in which event the interest rate for the succeeding calendar month shall automatically be reduced by 2.0% for each incremental 25% increase in the Market Price of our common stock above the then applicable fixed conversion price. Each of the convertible notes has a maturity date of October 8, 2007.

     The Secured Revolving Note is a revolving note with funding available based upon eligible accounts receivable. All of our accounts receivable will be applied to paying off the $1,000,000 note, and we will be allowed to borrow 90% of eligible accounts receivable, up to the $1,000,000 at any time. In addition, pursuant to the $500,000 minimum borrowing note, we agreed not allow the amount borrowed and outstanding to Laurus Master Fund to be less than $500,000 during the next two years.

     The outstanding principal and accrued interest under the convertible Secured Revolving Note and Minimum Borrowing notes are convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.71 per share. The Minimum Borrowing Note may be prepaid by us in cash by paying to the holder 130% of the principal and related accrued and unpaid interest thereon being prepaid.

     Laurus Master Fund has contractually agreed to restrict its ability to convert or exercise its warrant and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o short sales that are not violations of the laws and regulations of any state or the United States;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the

Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Laurus Master            1,869,451         9.07%      Up to         965,906 (2)     4.9%          --            --
Fund, Inc. (3)                                        1,061,000
                                                      shares of
                                                      common stock
Sichenzia Ross Friedman
Ference LLP                                             250,000     250,000         1.33%
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* This column represents an estimated number based on a conversion price of $0.71, divided into the principal amount of $1,000,000.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the amount that we have drawn down under the revolving note, the actual number of shares of common stock that will be issued upon conversion can fluctuate daily and cannot be determined at this time.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C. We have been notified by the selling stockholder that it is not a broker-dealer or affiliate of a broker-dealer and that they believe they are not required to be a broker-dealer.

(4) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES

On October 8, 2004, we entered into a Security Agreement with Laurus Master Fund, Ltd. for the sale of (i) a $1,000,000 principal amount convertible Secured Revolving Note, (ii) a $500,000 principal amount convertible minimum borrowing note, and (iii) warrants to purchase 461,000 shares of common stock.

     Each of the convertible notes accrues interest at a rate per annum equal to the greater of

     -    the prime rate published in The Wall Street Journal plus 3%; or

     -    7%.

     subject to possible downward adjustment if:

     - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and
     - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for the five trading days immediately preceding an interest payment date (the "Market Price") under such convertible notes exceeds the then applicable fixed conversion price by 25%, in which event the interest rate for the succeeding calendar month shall automatically be reduced by 2.0% for each incremental 25% increase in the Market Price of our common stock above the then applicable fixed conversion price. Each of the convertible notes has a maturity date of October 8, 2007.

     The Secured Revolving Note is a revolving note with funding available based upon eligible accounts receivable. All of our accounts receivable will be applied to paying off the $1,000,000 note, and we will be allowed to borrow 90% of eligible accounts receivable, up to the $1,000,000 at any time. In addition, pursuant to the $500,000 minimum borrowing note, we agreed not allow the amount borrowed and outstanding to Laurus Master Fund to be less than $500,000 during the next two years.

     The outstanding principal and accrued interest under the convertible Secured Revolving Note and Minimum Borrowing notes are convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.71 per share. The Minimum Borrowing Note may be prepaid by us in cash by paying to the holder 130% of the principal and related accrued and unpaid interest thereon being prepaid.

     Laurus Master Fund has contractually agreed to restrict its ability to convert or exercise its warrant and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     We agreed to file a registration statement within 30 days from October 8, 2004, registering the number of shares underlying the convertible Securing

Revolving Note and the warrants, and to have that registration statement declared effective with the Securities and Exchange Commission within 90 days from October 8, 2004. In the event that the registration statement is not declared effective by the Securities and Exchange Commission by the required deadline, which is 90 days from the date of the Security Agreement, we are also obligated to pay to Laurus Master Fund 2% of the original principal amount of the convertible notes, for each 30-day period, or portion thereof, during which the registration statement is not effective.

     Our obligations under the Security Agreement and the Notes are secured by a pledge by us of shares representing 100% of the share capital of our wholly-owned subsidiaries Hesperia Truss, Inc. and Pahrump Valley Truss, Inc., a guaranty of such obligations by each of our subsidiaries, and the grant of a security interest by each of our subsidiaries in their respective assets.

     Laurus Master Fund shall not be entitled to be issued shares of common stock in repayment of any portion of the Notes or upon exercise of either of the Warrants if and to the extent such issuance would result in Laurus Master Fund and its affiliates beneficially owning more than 4.99% of the issued and outstanding common stock upon such issuance, unless Laurus Master Fund shall have provided at least 75 days prior written notice to us of its revocation of such restriction.

     Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

     130% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes.

     The warrants are exercisable until seven years from the date of the Security Agreement at a purchase price of $0.79 per share. Laurus Master Fund is entitled to exercise the warrants on a cashless basis.

     A complete copy of the Security Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

                                  LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

     Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and for the year then ended that appears in the prospectus. Beckstead and Watts, LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2002 and for the year then ended that appears in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firms' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Hesperia, Holding, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange

Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                             HESPERIA HOLDING, INC.
                          INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2003 and December 31, 2002

         Reports of Independent Registered Public Accounting Firm                                F-1
         Balance Sheets                                                                          F-3
         Consolidated Statements of Operations                                                   F-5
         Consolidated Statements of Deficiency in Stockholders Equity                            F-6
         Consolidated Statements of Cash Flows                                                   F-7
         Notes to Consolidated Financial Statements                                              F-8 to
                                                                                                 F-18

For the Nine Months Ended September 30, 2004 and June 30, 2003

      Condensed Consolidated Balance Sheets September 30, 2004 (Unaudited)
                  and December 31, 2003                                                          F-19
         Condensed Consolidated Statements of Operations for the three and nine
                  months ended September 30, 2004 and 2003 (Unaudited)                           F-20
         Condensed Consolidated Statements of Cash Flows For the nine months
                  ended September 30, 2004 and 2003 (Unaudited)                                  F-21
         Notes to the Condensed Consolidated Financial Statements (Unaudited)                    F-22 to
                                                                                                 F-27


                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

o        Board of Directors
Hesperia Holding, Inc.

Hesperia, California

We have audited the accompanying consolidated balance sheet of Hesperia Holding, Inc. and its subsidiaries (the "Company"), as of December 31, 2003 and the related consolidated statements of operations, deficiency in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits. The accompanying financial statements of the Company as of December 31, 2002 were audited by another auditor whose report, dated April 5, 2003, on those statements included an explanatory paragraph that described the uncertainty regarding the Company's ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
    ----------------------------------------
    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
    Certified Public Accountants

McLean, Virginia

February 20, 2004, except for Note L, which date is March 9, 2004.

BECKSTEAD AND WATTS, LLP.
Certified Public Accountants
                                                         3340 Wynn Road, Suite B
                                                         Las Vegas, NV 89102
                                                         702.257.1984
                                                         702.362.0540 (Fax)

                        INDEPENDENT AUDITORS' REPORT

April 1, 2003

Board of Directors
Hesperia Holding, Inc.
(Formerly Saveyoutime.com, Inc.)


We have audited the Balance Sheet of Hesperia Holding, Inc. (formerly Saveyoutime.com, Inc.) (the "Company") (A Development Stage Company), as of December 31, 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period March 3, 2000 (Date of Inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hesperia Holding, Inc. (formerly Saveyoutime.com, Inc.) (A Development Stage Company) as of December 31, 2002, and the results of its operations and cash flows for the period March 3, 2000 (Date of Inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP.
    -------------------------
    Beckstead and Watts, LLP.

                             HESPERIA HOLDING, INC.
                           CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 2003

ASSETS
Current assets:
    Cash and cash equivalents                                                                                            $ -
    Accounts receivable, net of allowance for doubtful accounts of $9,311                                            339,897
    Inventory (Note C)                                                                                               163,007
    Due from employees (Note H)                                                                                          650
         Total current assets                                                                                        503,554
Property, plant and equipment, net of accumulated depreciation of $166,337 (Note D)                                  173,065
Total Assets                                                                                                   $     676,619
LIABILITIES AND DEFICIENCY IN STOCKHOLDER' EQUITY
Current liabilities:
    Cash disbursed in excess of available funds                                                                $     219,856
    Accounts payable and accrued liabilities (Note E)                                                                653,418
    Deferred revenue (Note A)                                                                                        190,678
    Notes payable, current portion (Note F)                                                                           56,450
         Total current liabilities                                                                                 1,120,402
Advances from stockholders (Note H)                                                                                  235,825
Commitments and contingencies (Note K)                                                                                     -
Deficiency in stockholders' equity:
Preferred stock, par value; $.001; authorized 5,000,000 shares; none issued and outstanding at December 31,                -
2003 (Note G)
Common stock, par value; $.001, authorized 20,000,000 shares; 11,510,845 shares issued and outstanding at             11,511
December 31, 2003 (Note G)
Additional paid-in capital                                                                                           568,815
Accumulated deficit                                                                                            $  (1,259,934)
Total deficiency in stockholders' equity                                                                            (679,608)
Total liabilities and deficiency in stockholders' equity                                                       $     676,619




           See accompanying notes to consolidated financial statements

              HESPERIA HOLDING INC (Formerly Saveyoutime.com, Inc.)
                          (A Development Stage Company)
                                  BALANCE SHEET

                                     ASSETS


                                                      For the Year Ended
                                                         December 31,
                                                       2002        2001
CURRENT ASSETS                                      $        0  $         0
                                                    ----------  -----------
     TOTAL CURRENT ASSETS                                    0            0
                                                    ----------  -----------
OTHER ASSETS                                                 0            0
                                                    ----------  -----------
     TOTAL OTHER ASSETS                                      0            0
                                                    ----------  -----------
                                                    $        0  $         0
                                                    ==========  ===========
             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Officers Advances (Note #6)                       $        0  $         0
                                                    ----------  -----------
     TOTAL CURRENT LIABILITIES                               0            0
                                                    ----------  -----------
STOCKHOLDERS' EQUITY

   Preferred stock, $.001 par value
   authorized 5,000,000 shares;
   None issued and Outstanding                               0            0

   Common stock, $.001 par value,
   authorized 20,000,000 shares;
   6,504,370 and 6,454,360 issued and
   outstanding at December 31, 2002 and 2001             6,504        6,454

Additional paid-in capital                                   0            0

(Deficit) accumulated during
development stage                                      (6,504)      (6,454)
                                                    ----------  -----------
     TOTAL STOCKHOLDER'S EQUITY                              0            0
                                                    ----------  -----------
                                                    $        0  $         0
                                                    ==========  ===========

                             HESPERIA HOLDING, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

                                                                                     2003                 2002
Revenues:
Sales, net of returns and allowances                                                 $   8,141,656        $  6,488,950
Cost of goods sold                                                                       6,755,636           5,157,841
Gross profit                                                                             1,386,020           1,331,109
Operating expenses:
Selling, general and administrative                                                      1,987,069           1,122,916
Depreciation (Note D)                                                                       64,978              40,839
Total operating expenses                                                                 2,052,047           1,163,755
Net operating income (loss)                                                               (666,027)            167,354
Other income (expense)
Interest forgiveness from stockholder (Note H)                                              31,224              75,807
Interest income (expense), net                                                             (42,659)            (79,934)
Net income (loss) before provision for income taxes                                       (677,462)            163,227
Provision for income taxes                                                                       -                   -
Net income (loss)                                                                    $    (677,462)       $    163,227
Earnings (losses) per share, basic and fully diluted (Note J)                        $       (0.06)       $       0.02
Weighted average number of shares outstanding                                           10,549,809          10,201,845



           See accompanying notes to consolidated financial statements

                             HESPERIA HOLDING, INC.
          CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY

                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002


                                               Common            Stock      Additional    Accumulated       Total
                                                Stock            Amount       Paid-In       Deficit
                                                                              Capital
                                              ----------    -----------    -----------   ------------   ------------
Balance at January 1, 2002                    10,000,172    $    10,000    $       -     $  (745,699)   $  (735,699)
Issuance of common stock in exchange for         201,673            202        201,471           -          201,673
cash at $1.00 per share, net of costs and
fees
Net income                                             -              -              -       163,227        163,227
Balance at December 31, 2002                  10,201,845    $    10,202    $   201,471   $  (582,472)   $  (370,799)
Issuance of common stock in exchange for         214,000            214        213,786             -        214,000
services in January 2003 at $1.00 per
share
Issuance of common stock in connection        10,415,845         10,416              -             -         10,416
with merger with Hesperia Holding, Inc.
(formerly Saveyoutime.com, Inc.) in April
2003
Cancellation of Common Stock in connection   (10,415,845)       (10,416)             -             -        (10,416)
with merger with Hesperia in April 2003
Common stock retained in reverse merger on        50,000             50         49,950             -         50,000
April 2003 valued at $1.00 per share
Issuance of common stock in exchange for          30,000             30         29,970             -         30,000
cash, net of costs in April 2003 at $1.00
per share
Operating expenses paid by Company's                 -              -           73,638             -         73,638
principal stockholders
Issuance of common stock in exchange for       1,015,000          1,015              -             -          1,015
services in November 2003 at $0.001 per
share
Net loss                                               -              -              -      (677,462)      (677,462)
Balance at December 31, 2003                  11,510,845    $    11,511    $   568,815   $(1,259,934)   $  (679,608)


           See accompanying notes to consolidated financial statements

                             HESPERIA HOLDING, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

                                                                                          2003         2002
Cash flow from operating activities:                                                   ----------   ---------
Net income (loss)                                                                      $(677,462)   $ 163,227
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation                                                                              64,978       40,839
Common stock issued in exchange for services rendered                                    215,015            -
Common stock retained in connection with reverse merger                                   50,000            -
Expenses paid by Company's principal stockholders                                         73,637            -
Interest forgiveness from stockholders                                                   (31,224)     (75,807)
(Increase) decrease in accounts receivable                                               147,837     (196,983)
(Increase) decrease in other receivables                                                   1,031         (538)
(Increase) decrease in inventories                                                      (112,464)      88,407
Increase (decrease) in cash disbursed in excess of available funds                        98,507       93,807
Increase (decrease) in deferred revenue                                                  190,678            -
Increase (decrease) in accounts payable and accrued liabilities, net                     294,775       31,338
Net cash provided by operating activities                                                315,308      144,290
Cash flows from investing activities:
Capital expenditures                                                                    (125,192)     (55,902)
Net cash flows used in investing activities                                             (125,192)     (55,902)
Cash flows from financing activities:
Repayments of line of credit, net                                                        (54,427)     (12,150)
Repayments of stockholder advances, net                                                  (21,400)     (42,769)
Repayments of long-term debt, net                                                        (31,424)    (102,534)
Repayments of other advances, net                                                       (162,537)           -
Payments received for loan to officers                                                    21,064            -
Purchase of treasury stock                                                                     -     (104,000)
Proceeds from the sale of common stock, net                                               30,000      201,673
Net cash (used in) financing activities                                                 (218,724)     (59,780)
Net increase (decrease) in cash and cash equivalents                                     (28,608)      28,608
Cash and cash equivalents at beginning of year                                            28,608            -
Cash and cash equivalents at end of year                                                     $ -    $  28,608
Supplemental Disclosure of Cash Flows Information:
Cash paid during the period for interest                                               $  13,295          $ -
Cash paid during the period for income taxes                                                   -            -
Common stock issued in exchange for services rendered                                    215,015            -
Common stock retained in connection with reverse merger                                   50,000            -
Interest forgiveness from stockholders                                                    31,224            -
Expenses paid by Company's principal stockholders                                         73,637            -
Acquisition:
Assets acquired                                                                                -            -
Liabilities assumed                                                                            -            -
Organization costs                                                                       (50,000)           -
Common stock retained in reverse merger                                                   50,000            -
Net cash paid for acquisition                                                                $ -          $ -

           See accompanying notes to consolidated financial statements

                         HESPERIA HOLDING, INC. NOTES TO
                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Hesperia Holding, Inc. (the "Company") was formed on March 3, 2000 under the laws of the State of Nevada. Hesperia Holding, Inc. is engaged in the business of manufacturing and distributing trusses for residential home builders. On
April 10, 2003, the Company entered into an Agreement and Plan of Merger ("Agreement") with Saveyoutime.com, Inc. ("Saveyoutime.com"), an inactive publicly registered shell corporation with no significant assets or operations organized under the laws of the Nevada. As a result of the acquisition, Hesperia Holding Inc. is the surviving entity and Saveyoutime.com is the acquiring entity. As a part of the merger, saveyoutime.com changed its name to Hesperia Holding, Inc. (see Note B).

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries, Hesperia Truss, Inc. ("Truss") and Pahrump Valley Truss, Inc. ("PVI"). PVT is currently inactive. Significant intercompany transactions have been eliminated in consolidation.

As shown in the accompanying financial statements, the Company incurred a net loss of $677,462 during the year ended December 31, 2003. The Company's current liabilities exceeded its current assets by $ 616,848 as of December 31, 2003.

In April, 2003, the Company completed a corporate restructure by merging into a publicly-reporting shell corporation (see Note B). As a result of the restructure, the Company incurred significant non-recurring expenses that were charged to operations during the year ended December 31, 2003. In addition, the Company's management took the following steps to restructure its financial position and improve its liquidity:

     o The Company's controlling stockholders advanced the Company $ 196,000 subsequent to the date of the financial statements for working capital purposes (see Note L).

     o The Company engaged an investment banking firm to pursue equity financing

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Payments received in advance are deferred until the trusses are built and shipped to customers. Deferred revenue as of December 31, 2003 was $190,678.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred $11,904 and $7,473 of advertising costs for the years ended December 31, 2003 and 2002, respectively.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:


Furniture and fixtures                                         5 years
Office equipment                                               3 years
Manufacturing equipment and vehicles                           3 to 10 years
Leasehold improvement                                          7 years


Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the year ended December 31, 2003 and 2002.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company's customers are concentrated primarily in the state of California and Nevada and it periodically reviews its trade receivables in determining its allowance for doubtful accounts.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company does not have any awards of stock-based employee compensation issued and outstanding at December 31, 2003.

Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $677,462 and net income of $163,227 for the year ended December 31, 2003 and 2002, respectively. As of December 31, 2003, the Company's current liabilities exceeded its current assets by $616,848.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of FASB interpretation no. 46 will not have a material impact on the Company's results of operations or financial position.

New Accounting Pronouncements (Continued)

In April 2003,  the FASB issued  Statement  of  Financial  Accounting  Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB
STATEMENTS NO. 87, 88, AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial positions.

NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE

On April 10, 2003, the Company completed an Agreement and Plan of Merger ("Agreement") with Saveyoutime.com, Inc. ("Saveyoutime.com"), an inactive publicly registered shell corporation with no significant assets or operations organized under the laws of the State of Nevada. As a result of the acquisition, there was a change in control of the public entity. As part of the merger, Saveyoutime.com changed its name to Hesperia Holding, Inc.

For accounting purposes, Hesperia Holding, Inc. shall be the surviving entity and in accordance with Accounting Principles Opinion No. 16, Saveyoutime.com is the acquiring entity. The transaction is accounted for using the purchase method of accounting. As Saveyoutime.com was an inactive corporation with no significant operations, the Company recorded the carryover historical basis of net tangible assets acquired, which did not differ materially from their historical cost. The results of operations subsequent to the date of merger are included in the Company's consolidated statements of losses.

Effective with the Agreement, all but 50,000 shares of the previously outstanding common stock, preferred stock, options and warrants owned by Saveyoutime.com's sole stockholder were returned to the Company for cancellation. The value of the 50,000 shares of common stock that were retained by the Saveyoutime.com stockholder was based upon management's estimate of the fair value of Hesperia Holding, Inc.'s common stock of $1.00 per share. In accordance with SOP 98-5, the Company has expensed $50,000 in the current period as organization costs.

The total consideration paid was $50,000 and the significant components of the transaction are as follows:

Common stock retained                                             $ 50,000
Excess of liabilities assumed over assets acquired                       -
Total consideration paid                                          $ 50,000

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE C - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories consist of trusses available for sale to contract customers along with raw materials and work-in progress.

Components of inventories as of December 31, 2003 are as follows:

Raw materials                       $  71,139
Work-in progress                        9,200
Finished goods                         82,668
                                    $ 163,007

NOTE D - PROPERTY, PLANT AND EQUIPMENT

The Company's property and equipment at December 31, 2003 consists of the following:

Furniture and fixtures                                             $ 7,990
Office equipment                                                    16,066
Manufacturing equipment and vehicles                               297,994
Leasehold improvement                                               17,352
Total                                                              339,402
Accumulated depreciation                                          (166,337)
                                                                 $ 173,065


Depreciation expense included as a charge to income amounted to $64,978 and $40,839 for the year-ended December 31, 2003 and 2002, respectively.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2003 are as follows:

Accounts payable                                                 $ 369,400
Accrued payroll and payroll taxes                                   66,835
Accrued sales tax payable - current year                            57,970
Accrued sales tax liabilities - prior year                         159,213
Total                                                            $ 653,418


o During the year ended December 31, 2003, the Company's wholly-owned subsidiary, Hesperia Truss, Inc. ("Truss"), received an assessment of sales tax liabilities from State Board of Equalization in State of California that Truss's reported sales for the period from October 1998 through December 2001 were significantly different from the audited sales amount concluded by the State Board of Equalization. It was determined that Truss has an additional $169,213 of sales tax liabilities, including interest and penalty. The Company has accrued the assessed liabilities and agreed to make payments of $5,000 per week starting December 22, 2003. As of December 31, 2003, the remaining unpaid balance is $159, 213. The Company is vigorously appealing for a re-assessment and is expecting to receive a re-assessment in favor of the Company in the first quarter of 2004.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE F - NOTES PAYABLE

Notes payable at December 31, 2003 is as follows:

Note payable to former Company founder in monthly installments of $2,000, non interest bearing; secured by 1,000           $ 51,463
shares of the Hesperia Truss, Inc. stock
Note payable in monthly installments of $375 including interest at 2.9% per annum; secured by Company                      $  2,312
transportation equipment; maturity date is in July 2004.
Note payable in monthly installments of $375 including interest at 7.9% per annum; secured by Company                         2,675
transportation equipment; maturity date is in July 2004.
                                                                                                                             56,450
Less: current portion                                                                                                       (56,450)
                                                                                                                                $ -

NOTE G - CAPITAL STOCK

The Company has authorized 5,000,000 shares of preferred stock, with a par value of $.001 per share. As of December 31, 2003, the Company has no preferred stock issued and outstanding The Company has authorized 20,000,000 shares of common stock, with a par value of $.001 per share. As of December 31, 2003, the Company has 11,510,845 shares of common stock issued and outstanding.

During the year ended December 31, 2002, Hesperia Holding Corp. the predecessor to the Company issued an aggregate of 201,673 shares in a private placement to accredited investors in exchange for $201,673, net of costs and fees.

In January 2003, Hesperia Holding Corp. issued an aggregate of 214,000 shares of common stock to consultants in exchange for services valued at $1.00 per share, which approximated the fair value of the shares issued during the period the services were completed and rendered. Compensation costs of $214,000 were charged to income during the year ended December 31, 2003.

In April 2003, the sole stockholder of the Saveyoutime.com returned and canceled 6,454,370 shares of Saveyoutime.com common stock and 50,000 shares of the Company's common stock was retained in connection with the Agreement (Note B). The value of the 50,000 shares of common stock was based upon management's estimate of the fair value of Hesperia Holding, Inc.'s common stock of $1.00 per share and the Company has expensed $50,000 in the current period as organization costs.

Pursuant to the merger agreement, an aggregate of 10,415,845 shares of Hesperia Holdings Corp.'s (predecessor of Hesperia Holding, Inc.) outstanding common stock was returned and exchanged with the 10,415,845 shares of Hesperia Holding, Inc.'s common stock.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE G - CAPITAL STOCK Continued)

In April 2003, the Company issued 30,000 shares of its common stock in a private placement to an accredited investor in exchange for $30,000, net of costs and fees.

In November 2003, the Company issued an aggregate of 1,015,000 shares to officers and consultants for services rendered. The shares were issued at the time that the Company did not have a historical market price for its common stock and the Company had a substantial negative book value and therefore were recorded at the par value of the common stock.

NOTE H - RELATED PARTY TRANSACTIONS

Significant stockholders of the Company have advanced funds on a non-interest bearing basis to the Company for working capital purposes. The amount of the advances at December 31, 2003 is $235,825. The stockholders agreed not to demand any payments for funds personally advanced to the Company until fiscal year 2005. Additionally, the Company has advanced funds to an employee and the outstanding balance is $650 as of December 31, 2003.

During the year ended December 31, 2003, the Company's principal stockholders paid office expenses on the Company's behalf in a total amount of $73,637. The Company has accounted the expenses paid by stockholders as additional paid-in capital. Two of the Company's principal stockholders also legally released the Company's obligation for $31,224 and $75,807 of accrued interest due to the stockholders during the year ended December 31, 2003 and 2002, respectively. The Company has accounted the interest forgiveness as other income as shown in the accompanying financial statements.

The Company leases office spaces and manufacturing fields from its principal stockholders on a month-to-month basis in California and Nevada (Note K).

NOTE I - INCOME TAXES

The Company has adopted Financial Accounting Standard number 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

From inception through the date of the merger the Company had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carry back as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of taxable income or include their respective shares of the Company's net operating loss in their individual income tax returns.

As a result of the merger, the Company terminated its Subchapter S status.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE I - INCOME TAXES (Continued)

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $677,000, which expires through 2023, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carry forward is approximately $230,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2003 are as follows:

Non-Current:
Net operating loss carry forward                                     $ 230,000
Valuation allowance                                                   (230,000)
Net deferred tax asset                                                     $ -

NOTE J - EARNINGS (LOSSES) PER COMMON SHARE

The following table presents the computation of basic and diluted earning (loss) per share:

                                                                         2003                   2002
                                                                    -------------          ------------
Net income (loss) available for common stockholders                 $   (677,462)          $    163,227
Basic and fully diluted loss per share                                   $ (0.06)                $ 0.02
Weighted average common shares outstanding                            10,549,809             10,201,845

NOTE K - COMMITMENTS AND CONTINGENCIES

Lease Agreement

The Company leases office spaces and manufacturing fields from its principal stockholders on a month-to-month basis in Hesperia, California and Pahrump, Nevada. Monthly rentals under the leases are $2,000 and $2,556, respectively. Rental expense charged to operations during the year ended December 31, 2003 is $31,667.

Major Suppliers

Purchases from the Company's four major suppliers approximated $2,709,970 or 65% of total purchases for the year ended December 31, 2003. Purchases from the Company's four major suppliers approximated $2,240,213 or 73% of total purchases for the year ended December 31, 2002.

Litigation

The Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

                             HESPERIA HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 and 2002

NOTE L - SUBSEQUENT EVENTS

Subsequent to the date of the financial statements, significant stockholders of the Company have advanced an aggregate of $196,000 to the Company for working capital purposes. No formal repayment terms exist.

                             Hesperia Holding, Inc.
                      Condensed Consolidated Balance Sheets

                                                                  (Unaudited)
                                                                   September       December
                                                                    30, 2004       31 ,2003
                                                                  -----------    ------------
ASSETS
Current Assets:
Accounts receivable-net of allowance for doubtful accounts
of $94,566 and $9,311 at September 30, 2004 and December
31, 2003, respectively                                            $   601,878    $   339,897

Inventory (Note G)                                                    180,505        163,007

Employee advances (Note E)                                              1,136            650

Prepaid expenses                                                      134,060              -
                                                                  -----------    -----------

Total current assets                                                  917,579        503,554

Property and equipment, net of accumulated depreciation of
$228,693 and $166,337 at September 30, 2004 and December
31, 2003, respectively                                                306,033        173,065

Total assets                                                      $ 1,223,612    $   676,619
                                                                  ===========    ===========

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY
Current liabilities:
Cash disbursed in excess of available funds                       $   186,350    $   219,856

Accounts payable and accrued liabilities                            1,008,568        653,418

Deferred revenue (Note A)                                             297,199        190,678

Line of credit (Note F)                                               206,606              -

Notes payable, current portion (Note C)                                11,407         56,450
Notes payable to related parties, current portion (Note C
and E)                                                                 96,710              -

Advances from related parties (Note E)                                163,394              -
                                                                  -----------    -----------

    Total current liabilities                                       1,970,234      1,120,402

Long-term liabilities:

Advances from related parties (Note E)                                      -        235,825

Notes payable, long-term portion (Note C)                              39,623              -
Notes payable to related parties, long-term portion (Note C
and E)                                                                272,577              -
                                                                  -----------    -----------

Total long-term liabilities                                           312,200        235,825

(Deficiency in) Stockholders Equity:
Preferred stock, par value; $.001; authorized 5,000,000
shares; 200,000 and none shares issued and outstanding as
of September 30, 2004 and December 31, 2003, respectively
(Note D)                                                                  200              -
Common stock, par value; $.001, authorized 20,000,000
shares; 16,874,467 and 11,510,845 shares issued and
outstanding as of September  30,2004 and December 31, 2003,
respectively (Note D)                                                  16,874         11,511

Additional paid-in capital                                          2,673,474        568,815

Accumulated deficit                                                (3,749,370)    (1,259,934)
                                                                  -----------    -----------

Total (deficiency in) stockholders' equity                         (1,058,822)      (679,608)
                                                                  -----------    -----------
Total liabilities and (deficiency in) stockholders' equity        $ 1,223,612    $   676,619
                                                                  ===========    ===========

                See accompanying notes to the unaudited condensed
                      consolidated financial information.

                             Hesperia Holding, Inc.
                   Condensed Consolidated Statements of Losses
                                   (Unaudited)

                             For the three months ended September 30,      For the nine months ended September 30,
                                   2004             2003                        2004                   2003
                                   ----             ----                        ----                   ----

Revenues:
  Sales, net                   $  2,888,628    $  1,898,274                $  8,256,414          $  5,957,596

Cost of goods sold                1,960,309       2,007,762                   6,466,305             4,966,421
                               ------------    ------------                ------------          ------------
Gross profit                        928,319        (109,488)                  1,790,109               991,175

Selling, general and
administrative                    2,594,675         437,857                   4,193,508             1,514,848

Depreciation                         25,918          11,964                      66,856                51,130
                               ------------    ------------                ------------          ------------
Total operating expenses          2,620,593         449,821                   4,260,364             1,565,978

(Loss) from operations           (1,692,274)       (559,309)                 (2,470,255)             (574,803)

Other income (expense)
Debt forgiveness                          -               -                           -                31,224
Interest income
(expense), net                      (10,406)        (23,566)                    (19,181)              (42,644)
                               ------------    ------------                ------------          ------------
Total other income
(expense)                           (10,406)        (23,566)                    (19,181)              (11,420)

Net  (loss) before
provision for income
taxes                            (1,702,680)       (582,875)                 (2,489,436)             (586,223)

Provision for income
taxes                                     -               -                           -                     -
                               ------------    ------------                ------------          ------------

Net (loss)                     $ (1,702,680)   $   (582,875)               $ (2,489,436)         $   (586,223)
                               ============    ============                ============          ============

Loss per share (basic
and fully diluted)             $      (0.13)   $      (0.06)               $      (0.21)         $      (0.06)
                               ============    ============                ============          ============

Basic and diluted
weighted average number
of shares outstanding            12,974,201      10,495,845                  12,108,523            10,452,739
                               ============    ============                ============          ============

                See accompanying notes to the unaudited condensed
                      consolidated financial information.

                             Hesperia Holding, Inc.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                  For The Nine Months Ended September 30,
                                                                        2004             2003
                                                                        ----             ----
Cash flow from operating activities:
Net loss                                                            $(2,489,436)   $  (586,223)
Adjustments to reconcile net loss to cash used in operations:
Depreciation                                                             66,856         51,130
Common stock issued in exchange for services rendered                 1,990,508        214,000
Common stock issued in connection with reverse merger                         -         50,000
Adjustment to prior year additional paid-in capital                           -         73,637
(Increase) decrease in accounts receivable                             (261,981)        21,886
(Increase) decrease in employee advances                                   (486)        22,745
(Increase) decrease in inventories                                      (17,498)      (115,270)
(Increase) decrease in prepaid expenses                                (134,060)             -
Increase (decrease) in cash disbursed in excess of available
fund                                                                    (33,506)       118,660
Increase (decrease) in deferred revenue                                 106,520              -
Increase (decrease) in accounts payable and accrued
liabilities                                                             409,865        419,149
                                                                    -----------    -----------
Net cash (used in) provided by operations                           $  (363,218)   $   269,714

Cash flows from investing activities:
Capital expenditures                                                   (199,824)       (87,564)
                                                                    -----------    -----------
Net cash (used in) investing activities                                (199,824)       (87,564)

Cash flows from financing activities:
Proceeds from line of credit                                            206,606        (54,427)
(Repayments of) proceeds from shareholder advances                      163,394        (13,400)
Proceeds from (repayment of) notes payable                               (5,420)      (164,828)
Proceeds from (repayment of) notes payable to related parties           133,462              -
Proceeds from sale of preferred stock                                    65,000              -
Proceeds from sale of common stock                                            -         30,000
                                                                    -----------    -----------
Net cash provided by (used in) financing activities                     563,042       (202,655)

Net increase (decrease) in cash and cash equivalents                          -        (20,505)
Cash and cash equivalents at beginning of the period                          -         28,608
                                                                    -----------    -----------
Cash and cash equivalents at end of the period                      $         -    $     8,103
                                                                    ===========    ===========

Supplemental Disclosure of Cash Flows Information:
Cash paid during the period for interest                            $    10,406    $     2,928
Cash paid during the period for income taxes                        $         -    $         -
Expenses paid by Company's principal stockholders                   $         -    $         -
Common stock issued in exchange for services rendered               $ 1,990,508    $   214,000
Common stock issued in exchange for accrued service fees            $    54,715    $         -
Acquisition:
Assets acquired                                                     $         -    $         -
Liabilities assumed                                                 $         -    $         -
Organization costs                                                  $         -    $   (50,000)
Common stock retained in reverse merger                             $         -    $    50,000
                                                                    -----------    -----------
Net cash paid for acquisition                                       $         -    $         -
                                                                    ===========    ===========

               See accompanying notes to the unaudited condensed
                      consolidated financial information.

                              HESPERIA HOLDING, INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.
Accordingly, the results from operations for the nine-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2003 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Business and Basis of Presentation

Hesperia Holding, Inc. (the "Company") was formed on March 3, 2000 under the laws of the State of Nevada. Hesperia Holding, Inc. is engaged in the business of manufacturing and distributing trusses for residential home builders. On
April 10, 2003, the Company entered into an Agreement and Plan of Merger ("Agreement") with Saveyoutime.com, Inc. ("Saveyoutime.com"), an inactive publicly registered shell corporation with no significant assets or operations organized under the laws of Nevada. As a result of the acquisition, Hesperia Holding Inc. is the surviving entity and Saveyoutime.com is the acquiring entity. As a part of the merger, saveyoutime.com changed its name to Hesperia Holding, Inc. (see Note B). The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries, Hesperia Truss, Inc. ("Truss") and Pahrump Valley Truss, Inc. ("PVI"). Significant intercompany transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

                              HESPERIA HOLDING, INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)
Revenue Recognition (Continued)
-------------------------------

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance did not have an immediate impact on the company's financial statements.

The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Payments received in advance are deferred until the trusses are built and shipped to customers. Deferred revenues as of September 30, 2004 and December 31, 2003 are $297,199 and $190,678, respectively.

Stock Based Compensation
------------------------
In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and has adopted the interim disclosure provisions for its financial reports for the subsequent periods. The Company does not have any awards of stock-based employee compensation issued and outstanding at September 30, 2004.

NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE

On April 10, 2003, the Company completed an Agreement and Plan of Merger ("Agreement") with Saveyoutime.com, Inc. ("Saveyoutime.com"), an inactive publicly registered shell corporation with no significant assets or operations organized under the laws of the State of Nevada. As a result of the acquisition, there was a change in control of the public entity. As part of the merger, Saveyoutime.com changed its name to Hesperia Holding, Inc.

For accounting purposes, Hesperia Holding, Inc. is the surviving entity and Saveyoutime.com is the acquiring entity. The transaction is accounted for using the purchase method of accounting. As Saveyoutime.com was an inactive corporation with no significant operations, the Company recorded the carryover historical basis of net tangible assets acquired, which did not differ materially from their historical cost. The results of operations subsequent to the date of merger are included in the Company's consolidated statements of losses.

                              HESPERIA HOLDING, INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE (Continued)

Effective with the Agreement, all but 50,000 shares previously outstanding common stock, preferred stock, options and warrants owned by Saveyoutime.com's sole stockholder were returned to the Company for cancellation. The value of the 50,000 shares of common stock that were retained by the Saveyoutime.com stockholder was based upon management's estimate of the fair value of Hesperia Holding, Inc.'s common stock of $1.00 per share. The Company charged organization costs of $50,000 to operations during the year ended December 31, 2003.

The total consideration paid was $50,000 and the significant components of the transaction are as follows:

       Common stock retained                                         $ 50,000
       Excess of liabilities assumed over assets acquired                   -
                                                                     --------
       Total consideration paid                                      $ 50,000
                                                                     ========
NOTE C - NOTES PAYABLE AND NOTES PAYABLE TO RELATED PARTIES

Notes payable at September 30, 2004 and December 31, 2003 are as follows:

                                                                                September 30, 2004    December 31, 2003
                                                                                ------------------    -----------------
     Notes payable to shareholders in weekly installments of $574 including interest at 6% per annum, unsecured; maturity date is in
     April 2008. (Note E)                                                          $   96,415            $       -
     Notes  payable  to  shareholders  in weekly  installments  of $1,623 including interest at 6% per annum,  unsecured;  maturity date is in
     April 2008. (Note E)                                                             272,872                    -
     Note payable to former  Company  founder in weekly  installments  of
     $2,000;  non interest  bearing;  secured by interest in  subsidiary;
     maturity date is in June 2004.                                                         -               51,463
     Note payable in monthly  installments of $514 including  interest at
     1.9% per annum; secured by transportation  equipment;  maturity date
     is in January 2009.                                                               25,609                    -
     Note payable in monthly  installments of $510 including  interest at
     1.9% per annum; secured by transportation  equipment;  maturity date
     is in January 2009.                                                               25,421                    -
     Note payable in monthly  installments of $375 including  interest at
     2.9% per annum; secured by transportation  equipment;  maturity date
     is in July 2004.                                                                       -                2,312
     Note payable in monthly  installments of $375 including  interest at
     7.9% per annum; secured by transportation  equipment;  maturity date
     is in July 2004.                                                                                        2,675
                                                                                   ---------             ---------
                                                                                           -
                                                                                     420,317                56,450
     Less: current portion                                                          (108,117)              (56,450)
                                                                                   ---------             ---------
                                                                                   $ 312,200             $       -
                                                                                   =========             =========

                              HESPERIA HOLDING, INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE C - NOTES PAYABLE AND NOTES PAYABLE TO RELATED PARTIES (Continued) Aggregate maturities of long-term debt as of September 30, 2004 are as follows:

               Year                                         Amount
               ----                                       ---------
               2004                                       $  27,806
               2005                                         107,834
               2006                                         114,010
               2007                                         120,557
               2008 and after                                50,110
                                                          ---------
                                                          $ 420,317
                                                          =========
NOTE D - CAPITAL STOCK

The Company has authorized 5,000,000 shares of preferred stock, with a par value of $.001 per share. The preferred shares are convertible into the Company's common stock at the option of the holder at a ratio of one share of common stock for each share of preferred stock. As of September 30, 2004 and December 31, 2003, the Company has 200,000 and -0- preferred stock issued and outstanding, respectively. The Company has authorized 20,000,000 shares of common stock, with a par value of $.001 per share. As of September 30, 2004 and December 31, 2003, the Company has 16,874,467 and 11,510,845 shares of common stock issued and outstanding.

In January 2004, the Company issued 27,272 shares of common stock to a consultant in exchange for service fees of $15,000. Valuation of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In March 2004, the Company issued an aggregate of 250,000 shares of common stock to consultants in exchange for $195,285 of service fees and $54,715 of accrued services fees. Valuation of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In June 2004, the Company issued an aggregate of 22,500 shares of common stock to consultants in exchange for services fees of $7,875. Valuation of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In August 2004, the Company issued an aggregate of 200,000 shares of its preferred stock in exchange for $65,000 of proceeds, net of costs and fees.

In September, 2004, the Company issued an aggregate of 3,063,850 shares of common stock to consultants in exchange for service fees of $1,072,348. Valuation of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In September, 2004, the Company issued an aggregate of 2,000,000 shares of common stock to officers in exchange for services rendered of $700,000. Valuation of the common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

                              HESPERIA HOLDING, INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE E - RELATED PARTY TRANSACTIONS
The Company leases office spaces and manufacturing fields from its principal shareholders on a month-to-month basis in California.

The Company has advanced funds to employees and the outstanding balance is $1,136 and $650 as of September 30, 2004 and December 31, 2003, respectively.

Significant shareholders of the Company have advanced funds on a non-interest bearing basis to the Company for working capital purposes. The amount of the advances at December 31, 2003 is $235,825. The shareholders agreed not to demand any payments for funds personally advanced to the Company until fiscal year 2005. From January through March 2004, the shareholders advanced additional $173,000 to the Company for working capital purpose. The Company repaid $2,500 to the shareholders in January 2004. On March 31, 2004, the Company entered into two formal note agreements with the shareholders and $406,000 of outstanding balance of advances from shareholders are converted into two promissory notes in the amount of $300,000 and $106,000. The remaining $325 of advances that was not converted to notes payable was repaid to the shareholder in April 2004. As of September 30, 2004, notes payable to shareholders in connection with the two promissory notes amounted $272,872 and $96,415, respectively (Note C).

During the period ended September 30, 2004, the Company's officers and shareholders have advanced funds on a non-interest bearing basis to the Company for working capital purposes. The amount of the advances, net of repayments at September 30, 2004 is $163,394. No formal repayment terms or arrangements exist.

NOTE F - LINE OF CREDIT
Line of Credit at September 30, 2004 and December 31, 2003 are as follows:

                                                                                       September 30, 2004          December 31, 2003
                                                                                       ------------------          -----------------
Line of Credit, secured by accounts receivables and thereof up to an aggregate of $1,000,000 under a Loan and Security Agreement; to be repaid no later than
July 12, 2005; interest payable at prime plus 3%. Subsequent to the date of financial statements, the Company has paid in full the borrowings under
the terms of this agreement.                                                               $ 206,606                       $     -
Less Current Portion                                                                        (206,606)                            -
                                                                                           ---------                       -------
                                                                                                   -                             -
                                                                                           =========                       =======

NOTE G - INVENTORIES
Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories consist of trusses available for sale to contract customers along with raw materials and work-in progress. Components of inventories as of September 30, 2004 and December 31, 2003 are as follows:

                                                September 30, 2004            December 31, 2003
                                                ------------------            -----------------
        Raw materials                                     $ 76,100                    $  71,139
        Work-in progress                                    75,668                        9,200
        Finished goods                                      28,737                       82,668
                                                          --------                    ---------
                                                          $180,505                    $ 163,007
                                                          ========                    =========

                              HESPERIA HOLDING, INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE H - SUBSEQUENT EVENTS

On October 8, 2004, the Company entered into a Security Agreement with Laurus Master Fund, Ltd. for the sale of (i) a $1,000,000 principal amount convertible Secured Revolving Note, (ii) a $500,000 principal amount convertible minimum borrowing note, and (iii) warrants to purchase 461,000 shares of common stock. Each of the convertible notes accrues interest at a rate per annum equal to the greater of the prime rate published in The Wall Street Journal plus 3%; or 7%.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                        $       92.51
Accounting fees and expenses                    10,000.00*
Legal fees and expenses                         35,000.00*
Miscellaneous                                    4,907.49
                                            -------------
                                    TOTAL   $   50,000.00*
                                            =============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     During the year ended December 31, 2002, Hesperia Holding Corp. the predecessor to the Company issued an aggregate of 201,673 shares in a private placement to accredited investors in exchange for $201,673, net of costs and fees.

     In January 2003, Hesperia Holding Corp. issued an aggregate of 214,000 shares of common stock to consultants in exchange for services valued at $1.00 per share, which approximated the fair value of the shares issued during the period the services were completed and rendered. Compensation costs of $214,000 were charged to income during the year ended December 31, 2003.

     In April 2003, the sole stockholder of the Saveyoutime.com returned and canceled 6,454,370 shares of Saveyoutime.com common stock and 50,000 shares of the Company's common stock was retained in connection with the Agreement (Note
B). The value of the 50,000 shares of common stock was based upon management's estimate of the fair value of Hesperia Holding, Inc.'s common stock of $1.00 per share and the Company has expensed $50,000 in the current period as organization costs.

     Pursuant to the merger agreement, an aggregate of 10,415,845 shares of Hesperia Holdings Corp.'s (predecessor of Hesperia Holding, Inc.) outstanding common stock was returned and exchanged with the 10,415,845 shares of Hesperia Holding, Inc.'s common stock.

     In April 2003, the Company issued 30,000 shares of its common stock in a private placement to an accredited investor pursuant to an exemption provided by Regulation D-506 of the Securities Act, in exchange for $30,000, net of costs and fees.

     In November 2003, the Company issued an aggregate of 1,015,000 shares to officers and consultants for services rendered. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act. The shares were issued at the time that the Company did not have a historical market price for its common stock and the Company had a substantial negative book value and therefore were recorded at the par value, ($0.001) per share, of the common stock.

     On January 10, 2004, we issued 27,272 shares of restricted common stock to IR Plus, Inc for services that were performed under a Consulting Agreement entered into on April 10, 2003 between the Company and IR Plus, Inc. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

     On March 15, 2004, the Company issued 150,000 shares of the Company's restricted common stock to TheSUBWAY.com for services that they will perform under a Consulting Agreement entered into on March 12, 2004. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

     On June 30, 2004, we issued 10,000 shares of restricted common stock to IR Plus, Inc for services that were performed under a Consulting Agreement entered into on April 10, 2003 between the Company and IR Plus, Inc. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

     On June 30, 2004, the Company issued 12,500 shares of restricted common stock to various employees as bonuses/compensation. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

     On August 26, 2004, we sold 200,000 shares of preferred stock to one investor for $80,000. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

     In September, 2004, the Company issued an aggregate of 3,363,622 shares of common stock to consultants in exchange for service fees of $1,177,268. Valuation of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

     In September, 2004, the Company issued an aggregate of 2,000,000 shares of common stock to officers in exchange for services rendered of $700,000. Valuation of the common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The shares were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

     To obtain funding for our ongoing operations, we entered into a Security Agreement with Laurus Master Fund, Ltd. on October 8, 2004 for the sale of (i) a $1,000,000 principal amount convertible Secured Revolving Note, (ii) a $500,000 principal amount convertible minimum borrowing note, and (iii) warrants to purchase 461,000 shares of common stock. The notes were issued pursuant to exemptions provided by Section 4(2) of the Securities Act and by Rule 506 of Regulation D promulgated under the Act

     Each of the convertible notes accrues interest at a rate per annum equal to the greater of

          -    the prime rate published in The Wall Street Journal plus 3%; or

          -    7%.

     subject to possible downward adjustment if:

          - we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and
          - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for the five trading days immediately preceding an interest payment date (the "Market Price") under such convertible notes exceeds the then applicable fixed conversion price by 25%, in which event the interest rate for the succeeding calendar month shall automatically be reduced by 2.0% for each incremental 25% increase in the Market Price of our common stock above the then applicable fixed conversion price. Each of the convertible notes has a maturity date of October 8, 2007.

     The Secured Revolving Note is a revolving note with funding available based upon eligible accounts receivable. All of our accounts receivable will be applied to paying off the $1,000,000 note, and we will be allowed to borrow 90% of eligible accounts receivable, up to the $1,000,000 at any time. In addition, pursuant to the $500,000 minimum borrowing note, we agreed not allow the amount borrowed and outstanding to Laurus Master Fund to be less than $500,000 during the next two years.

     The outstanding principal and accrued interest under the convertible Secured Revolving Note and Minimum Borrowing notes are convertible, at the holder's option, into shares of our common stock at a conversion price equal to $0.71 per share. The Minimum Borrowing Note may be prepaid by us in cash by paying to the holder 130% of the principal and related accrued and unpaid interest thereon being prepaid.

     * All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Hesperia or executive officers of Hesperia, and transfer was restricted by Hesperia Holding, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Hesperia Holding, Inc., a Nevada corporation.

Exhibit No.    Description

2.1            Agreement  and Plan of  Merger  between  Hesperia  Holding,  Inc.
               (formerly Saveyoutime.com, Inc.) and Hesperia Holding Corp., filed as an exhibit to the current report on Form 8-K field with the Securities and Exchange Commission (the "Commission") on January 28, 2003 and incorporated herein by reference.

3.1            Articles   of   Incorporation,   filed  as  an   exhibit  to  the
               registration statement on Form 10-SB filed with the Commission on March 24, 2000 and incorporated herein by reference.

3.2 Certificate of Merger, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 24, 2000 and incorporated herein by reference.

3.3 Bylaws of the Company, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 24, 2000 and incorporated herein by reference.

4.1 Security Agreement, dated as of October 8, 2004, by and among Laurus Master Fund, Ltd., Hesperia Holding, Inc., Hesperia Truss, Inc. and Pahrump Valley Truss, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 15, 2004 and incorporated herein by reference.

4.2 Secured Revolving Note issued to Laurus Master Fund, Ltd., dated October 8, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 15, 2004 and incorporated herein by reference.

4.3 Secured Convertible Minimum Borrowing Note issued to Laurus Master Fund, Ltd., dated October 8, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 15, 2004 and incorporated herein by reference.

4.4 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated October 8, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 15, 2004 and incorporated herein by reference.

4.5 Registration Rights Agreement, dated as of October 8, 2004, by and between Laurus Master Fund, Ltd. and Hesperia Holding, Inc

4.6 Escrow Agreement, dated as of October 8, 2004, by and among Laurus Master Fund, Ltd., Hesperia Holding, Inc., Hesperia Truss, Inc., Pahrump Valley Truss, Inc. and Loeb & Loeb LLP, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 15, 2004 and incorporated herein by reference.

4.7 Stock Pledge Agreement, dated as of October 8, 2004, by and between Laurus Master Fund, Ltd. and Hesperia Holding, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 15, 2004 and incorporated herein by reference.

4.8 Subordination Agreement, dated as of October 8, 2004, by and among Laurus Master Fund, Ltd., Hesperia Holding, Inc., Hesperia Truss, Inc. Pahrump Valley Truss, Inc., Donald M. Shimp, Mark Presgraves, Fred Smith and Steve Chaussy, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 15, 2004 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Consulting Agreement, dated as of March 12, 2004, between the Company and TheSUBWAY.com, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on March 29, 2004 and incorporated herein by reference.

10.2 Consulting Agreement, dated as of April 10, 2003, between the Company and IR Plus, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on February 6, 2004 and incorporated herein by reference.

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.2           Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Hesperia, State of California, on November 23, 2004.

                             HESPERIA HOLDING, INC.




                            By: /s/ DONALD M. SHIMP
                                    ----------------------------------------
                                    Donald M. Shimp,
                                    Chief Executive Officer, President,
                                    Principal Executive Officer and Director

                            By: /s/ STEVE CHAUSSY
                                    ---------------------------------------
                                    Steve Chaussy, Chief Financial Officer,
                                    Principal Financial Officer and
                                    Principal Accounting Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                            TITLE                                     DATE

/s/ DONALD M. SHIMP                         Chief Executive Officer,                    November 23, 2004
    ----------------------------            President and Director
    Donald M. Shimp

/s/ MARK PRESGRAVES                         Secretary, Treasurer                        November 23, 2004
    ----------------------------            and Director
    Mark Presgraves

/s/ FRED SMITH                              Director                                    November 23, 2004
    ---------------------------
    Fred Smith

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